AMENDMENT TO PARTICIPATION AGREEMENT

                               AMONG

                   PIONEER VARIABLE CONTRACTS TRUST,

                    SYMETRA LIFE INSURANCE COMPANY

                  PIONEER INVESTMENT MANAGEMENT, INC.

                               AND

                   PIONEER FUNDS DISTRIBUTOR, INC.

	THIS AMENDMENT, made and entered into this 17 day of March 2006 by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust
(the "Trust"), SYMETRA LIFE INSURANCE COMPANY, a Washington life insurance company (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation ("PIM") and Pioneer Funds Distributor, Inc. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts. PIM and PFD are members of the UniCredito Italiano banking group, register of banking groups.

        WHEREAS, the Company, Trust, PIM and PFD entered into a Fund Participation Agreement dated as of the 13th of December, 2004 (the "Fund Participation Agreement");

        WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Fund Participation Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Fund Participation Agreement shall remain in full force and effect.

        NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Fund Participation Agreement as follows:

	1.Effective July 15, 2005, all Notices made pursuant to Article XII:
          Notices shall be  made to the following addresses:

			Symetra Life Insurance Company
			777 108th Ave NE, Suite 1200
                        Bellevue, WA 98004
			Attn:  Legal Department, SC-11

	2.Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Fund Participation Agreement as of the date first written above.

                                        SYMETRA LIFE INSURANCE COMPANY

                                        By its authorized officer,


                                        By:  	 /s/ Scott Bartholomaus
						-----------------------
                                        Name:   Scott L. Bartholomaus
                                        Title:	Vice President
                                        Date:

                                        PIONEER VARIABLE CONTRACTS TRUST,
                                        on behalf of the Portfolios
                                        By its authorized officer and not
                                        individually,


                                        By:  /s/ Christopher Kelley
					     ----------------------
                                             Christopher Kelley
                                             Assistant Secretary
                                             Date:

                                        PIONEER INVESTMENT MANAGEMENT, INC.
                                        By its authorized officer,


                                        By:  /s/ Mark Goodwin
					     -----------------
                                             Mark Goodwin
                                             Senior Vice President
                                             Date:

                                        PIONEER FUNDS DISTRIBUTOR, INC.
                                        By its authorized officer,


                                        By:  /s/ William O'Grady
					     -------------------
                                             William O'Grady
                                             Executive Vice President
                                             Date:

                              SCHEDULE A


                 Accounts, Contracts and Portfolios
               Subject to the Participation Agreement
                       As of April 28, 2006

Name of Separate							Portfolios and
Account and Date			Contracts Funded		Class of Shares
Established by Board of Directors	by Separate Account		Available to Contracts
--------------------------------------------------------------------------------------------------
Symetra Separate Account C 		Variable Annuity		Pioneer Equity Income VCT Portfolio --
established February 11, 1994						(Class I & II Shares)

Symetra Separate Account SL established	Variable Life Insurance		Pioneer Small Cap Value VCT Portfolio
November 6, 1986							(Class I & II Shares)

Symetra Resource Variable Account B	Variable Annuity		Pioneer Emerging Markets VCT Portfolio
established February 6, 1986 						(Class I &II Shares)

Symetra Deferred Variable Annuity 	Variable Annuity 		Pioneer Strategic Income VCT Portfolio
Account									(Class I & II Shares)
established December 23, 1986

Symetra Separate Account D		(unregistered)			Pioneer High Yield VCT Portfolio
									(Class I & II Shares)

Resource A				(unregistered)			Pioneer Growth Opportunities VCT Portfolio
									(Class I Shares)

									Pioneer Fund VCT Portfolio
									(Class I Shares )

									Pioneer Mid Cap Value VCT Portfolio
									(Class I Shares)

									Pioneer Bond VCT Portfolio
									(Class I Shares)

									Pioneer Money Market VCT Portfolio
									(Class I Shares)

									Pioneer Small Cap Value II VCT Portfolio
									(Class I Shares)

									Pioneer Real Estate VCT Portfolio
									(Class II Shares)
